As filed with the Securities and Exchange Commission on February 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	55-0856151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

(Full title of the plans)

John G. Melo

President and Chief Executive Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq.

Daniel J. Winnike, Esq.

Sayre E. Stevick, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
— To be issued under the 2010 Equity Incentive Plan	2,192,371(2)	$29.85(3)	$65,442,274.35	$7,597.85
— To be issued under the 2010 Employee Stock Purchase Plan	438,474(4)	$25.37(5)	$11,124,085.38	$1,291.51
Total	2,630,845		$76,566,359.73	$8,889.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2010 Equity Incentive Plan (“2010 EIP”) or 2010 Employee Stock Purchase Plan (“2010 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an automatic increase in the number of shares available for issuance under the 2010 EIP equal to 5% of 43,847,426 shares, the total outstanding shares of the Registrant’s Common Stock as of December 31, 2010. This automatic increase was effective as of January 1, 2011. Shares available for issuance under the 2010 EIP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 1, 2010 (Registration No. 333-169715).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 23, 2011.
(4)	Represents an automatic increase in the number of shares available for issuance under the 2010 ESPP equal to 1% of 43,847,426 shares, the total outstanding shares of the Registrant’s Common Stock as of December 31, 2010. This automatic increase was effective as of January 1, 2011. Shares available for issuance under the 2010 ESPP were initially registered on a registration statement on Form S-8 filed with the SEC on October 1, 2010 (File No. 333-169715).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 23, 2011, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Registrant’s 2010 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register (1) 2,192,371 additional shares under the Registrant’s 2010 EIP and (2) 438,474 additional shares under its 2010 ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on October 1, 2010 (Registration No. 333-169715).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-34885	3.1	11/10/2010

4.2	Restated Bylaws of the Registrant	10-Q	001-34885	3.2	11/10/2010

4.3	Form of Registrant’s common stock certificate	S-1	333-166135	4.01	07/06/2010

4.4	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	4.02	06/23/2010

4.5	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	10.36	04/16/2010

4.6	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.37	04/16/2010

4.7	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.38	04/16/2010

4.8	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.39	04/16/2010

4.9	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.40	04/16/2010

4.10	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.41	04/16/2010

4.11	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.42	04/16/2010

4.12	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.43	04/16/2010

4.13	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	10.44	06/23/2010

4.14	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	10.45	07/06/2010

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 28th day of February, 2011.

AMYRIS, INC.

By:	/s/ John G. Melo
John G. Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Melo, Jeryl L. Hilleman and Tamara L. Tompkins, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Melo John Melo	Director, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2011

/s/ Jeryl Hilleman Jeryl Hilleman	Chief Financial Officer (Principal Accounting and Financial Officer)	February 28, 2011

/s/ Ralph Alexander Ralph Alexander	Director	February 28, 2011

/s/ Philippe Boisseau Philippe Boisseau	Director	February 4, 2011

/s/ John Doerr John Doerr	Director	February 28, 2011

/s/ Geoffrey Duyk Geoffrey Duyk, M.D., Ph.D.	Director	January 31, 2011

/s/ Samir Kaul Samir Kaul	Director	February 1, 2011

/s/ Arthur Levinson Arthur Levinson, Ph.D.	Director	February 28, 2011

/s/ Patrick Pichette Patrick Pichette	Director	February 1, 2011

/s/ Carol Piwnica Carole Piwnica	Director	February 28, 2011

/s/ Kinkead Reiling Kinkead Reiling, Ph.D.	Director	February 28, 2011

/s/ Fernando Reinach Fernando Reinach, Ph.D.	Director	February 7, 2011

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-34885	3.1	11/10/2010

4.2	Restated Bylaws of the Registrant	10-Q	001-34885	3.2	11/10/2010

4.3	Form of Registrant’s common stock certificate	S-1	333-166135	4.01	07/06/2010

4.4	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	4.02	06/23/2010

4.5	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	10.36	04/16/2010

4.6	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.37	04/16/2010

4.7	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.38	04/16/2010

4.8	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.39	04/16/2010

4.9	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.40	04/16/2010

4.10	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.41	04/16/2010

4.11	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.42	04/16/2010

4.12	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.43	04/16/2010

4.13	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	10.44	06/23/2010

4.14	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	10.45	07/06/2010

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X